EXHIBIT (23.2)
               Consent of independent certified public accountants

                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT

Health Professionals, Inc.
Fort Lauderdale, Florida

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 1996, relating to the consolidated financial statements and schedules of Health Professionals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/

Miami, Florida                                     BDO Seidman, LLP
May 15, 1996